Exhibit 1

Agreement of Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, Michael W. Engmann, Kendu Partners, a California general partnership, and MDNH Partners, L.P., a California limited partnership, hereby agree to the joint filing on behalf of each of them of the Schedule 13G to which this Agreement is attached as an exhibit (and any further amendment filed by them) with respect to the common stock, $0.01 par value, of Communication Intelligence Corporation.

This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: February 9, 2010

By:	/s/ Michael W. Engmann
Michael W. Engmann

By:	/s/ Michael W. Engmann
Kendu Partners
a California general partnership
By:	Michael W. Engmann
Its:	General Partner

By:	/s/ Phillip Handin
MDNH Partners, L.P.
a California limited partnership
By:	MDNH Trading Corp.
Its:	General Partner
By: Phillip E. Handin
Its: Secretary